EXHIBIT 23.2

CONSENT OF INDEPENDENT ACCOUNTANTS

          We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 9, 2004 relating to the financial statements and financial statement schedules, which appears in FPIC Insurance Group, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2003. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

PricewaterhouseCoopers LLP

Jacksonville, Florida
May 10, 2004